Exhibit 99.1

NEWS RELEASE

Contact: Michele Long Senior Director – Communications Phone (610) 251-1000 mmlong@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations and Controller Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP PROVIDES COVID-19 UPDATE; ANNOUNCES $75M IN COST REDUCTIONS

Reaffirms operational status and liquidity position

BERWYN, Pa. – March 18, 2020 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today provided an update on its assessment of the impacts of the coronavirus (COVID-19). While the safety and well-being of its employees and the community it serves remain top priorities for the company, the Company announced certain cost reduction initiatives to align capacity with expected demand and meet our commitments to all stakeholders.

To date, there has been no material impact to Triumph's backlog or revenue as a result of COVID-19 and the Company currently anticipates no material impact to results for fiscal year 2020 which ends March 31, 2020.  Triumph’s diversified product and service offerings across defense, commercial, and international markets lessen the impact of disruptions to any one program or market segment.

As of this time, all of Triumph's factories and key suppliers remain operational.   While the Company is not aware of any employees who have been confirmed as infected with the COVID-19 virus, Triumph implemented safe work practices and visitor and work from home policies consistent with CDC guidance to reduce the risks of exposure to the virus while supporting our customers.  The Company has business continuity plans at all sites to sustain operations.

In anticipation of ongoing market headwinds, the Company is implementing cost reduction actions to maintain our financial health, align capacity with expected demand, and ensure our long-term competitiveness.  This will result in the reduction of overhead and indirect staff and temporary workers. Furthermore, furloughs will be selectively implemented to reduce costs while delivering on customer commitments. When combined with reductions in travel, corporate events, and other expenses, Triumph expects annual savings of approximately $75 million beginning in fiscal 2021.  Costs associated with these reduction actions will be accrued in fiscal 2020 as a restructuring charge.   Additional cost reductions may be taken if required based on market conditions.

As a result of our program and operating company portfolio management and focus on operational execution over the last four years, Triumph has improved its liquidity with over $500 million in cash and availability.

In addition to the actions above, Triumph is supporting OEM and airline discussions with the U.S. Government regarding support to the aviation industry, our workforce, and our suppliers.

Taken together, these actions position the Company to navigate the current uncertainty in the global markets and continue to execute its Path to Value, while optimizing our use of cash during this challenging period.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators. More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about our financial results for fiscal year 2020, and our ability to achieve cost savings and the benefits of our operational efficiency initiatives.  All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.

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